                                                                     Exhibit 1.2

                         BOSTON SCIENTIFIC CORPORATION
                                Debt Securities

                                TERMS AGREEMENT

                                                           Dated:  March 5, 1998

To:  Boston Scientific Corporation
     One Boston Scientific Place
     Natick, Massachusetts  01760-1537

Dear Sirs:

          We understand that Boston Scientific Corporation, a Delaware corporation (the "Company"), proposes to issue and sell its Debt Securities having an aggregate principal amount of $500,000,000 (as described in more detail below, the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the underwriters named below (the "Underwriters") hereby offer to purchase such Securities.

          The Securities to be purchased by the Underwriters, which are to be issued under an Indenture dated as of September 1, 1997 between the Company and The Chase Manhattan Bank, as Trustee, as supplemented from time to time by supplemental indentures and/or modified from time to time by resolutions of the Board of Directors of the Company as provided in Section 301 of such Indenture, shall have the following terms:

          Date of maturity: March 15, 2005

          Interest rates: 6.625%

          Interest payment dates: September 15 and March 15

          Public offering price: 99.949%

          Purchase price: 99.324%

          Redemption provisions: None

          Type of Offering:  Delayed Offering

          Form of Securities: Book Entry

          Delayed Delivery Contracts:  not authorized

                         Delivery                                                               date:
                         Minimum                                                            contract:
                         Maximum                    aggregate        principal                amount:
                         Fee:       %

          Closing date and location: March 10, 1998, New York, NY





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          Payment Information: Instructions to be delivered to Underwriters

          Manager or Co-Managers: Lehman Brothers (Lead Bookrunning Manager)
              Bear Stearns (Co-Lead Manager)           Current ratings:  Baa1/A-

          All of the provisions contained in the document entitled "Boston Scientific Corporation Debt Securities, Underwriting Agreement-Basic Provisions," dated as of March 5, 1998, a copy of which is attached hereto as Annex A, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined. Each Underwriter severally agrees, subject to the terms and provisions of this Terms Agreement, including the terms and provisions incorporated by reference herein, to purchase the principal amount of Securities set forth opposite its name.

Name                                                                         Principal Amount
----                                                                         ----------------
Lehman Brothers Inc.                                                           $120,000,000
Bear, Stearns & Co. Inc.                                                        120,000,000
Chase Securities Inc.                                                           120,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated                              120,000,000
BancBoston Securities Inc.                                                       20,000,000
                                                                               ------------
   Total...............................................................        $500,000,000
                                                                               ============

          Any notice by the Company to the Underwriters pursuant to this Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication addressed to:
Lehman Brothers Inc., Three World Financial Center, New York, NY 10285.

          The Company acknowledges that the legend regarding stabilization on the inside front cover page, the concession and reallowance figures appearing in the third paragraph and the fourth and fifth paragraphs under the caption "Underwriting" in the Final Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement relating to the Securities as originally filed or in any amendment thereof, any related Preliminary Final Prospectus or the Final Prospectus or in any amendment thereof or supplement thereto, as the case may be.


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


          Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                         LEHMAN BROTHERS INC.
                                         BEAR, STEARNS & CO. INC.

                                         Acting on behalf of themselves and
                                         as the Representatives of the several
                                         Underwriters

                                         By   LEHMAN BROTHERS INC.


                                         By /s/ Antonia Paterno - Costello
                                            ------------------------------

Accepted:

Boston Scientific Corporation


By /s/ Lawrence C. Best
   --------------------------



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